EXHIBIT 10.24

                             Loan Commitment
                             ---------------

                                                    Date:  April 14, 1998


For good and valuable consideration:
Fronteer Capital Inc. (Fronteer) agrees to commit to provide Global Med Technologies, Inc. (Global) a short term line of credit for up to one million five hundred thousand U.S. dollars ($1.5 million) and Global Med Technologies Inc. for good and valuable consideration has agreed to accept this line of credit under the following terms:

* INTEREST: The interest, calculated at the rate of 12% per annum, will be paid to the lender at the end of each month.

* REPAYMENT: Principal and any remaining interest shall be repaid on maturity.

* MATURITY: The full loan shall mature 366 days after the date of this loan commitment.

*    BOARD OF DIRECTORS:
          1. If Heng Fung Finance Company Limited does not exercise their Board of Directors rights or can not exercise Board of Directors right derived from their loan commitment then Fronteer shall have the following rights:
          2. Fronteer has the right to appoint three members to the Board of Directors of Global. The Board of Global shall have no more than seven members. Any additional members need the written consent of Heng Fung.
          3. The current Board of Directors of Global will sign a resignation letter to be held in escrow.

*    MANAGEMENT AND EMPLOYEES:
          1. Fronteer is given an option to cancel all management and employee contracts.
          2. All Global Management has to sign a resignation letter to be held in escrow by Fronteer.

* FUNDING: Global has the right to call the $1.5 million from Fronteer after 180 days after final draw on Heng Fung Finance Company Limited loan. The funds will be put in a separate bank account. For Global to withdraw there is a need for two signatures, one from Global and one from Fronteer Capital Inc. appointee. Fronteer will not unreasonably withhold approval of payments.

* DETACHABLE WARRANTS: IF LOAN IS DRAWN, Fronteer earns 6,000,000 units of detachable warrants. These warrants are a fee for this loan commitment. These 6,000,000 units of detachable warrants will entitle the holder to subscribe in cash at an exercise price of U.S. $.025 (25 cents) each for one common stock.
     The warrants can be exercised in full or by tranches of U.S. $250,000. Global will register the common stock underlying the warrants for re-sale under the Securities Act of 1933. Global agrees to register this common stock underlying the warrants

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     to be effective no more than 60 days after this loan commitment.  If
     Global does not register the stock then this is considered a default under the contract.
     Fronteer shall have the right to request Global to register the detachable warrants under the Act of 1933. Global must comply within 60 days or is in default.
     Fronteer has the right to convert any part of the loan into the purchase of detachable warrants.
     All detachable warrants can be exercised anytime within 10 years after this commitment letter.
     IF LOAN IS NOT DRAWN - Fronteer earns 1,000,000 detachable warrants. These 1,000,000 detachable warrants will entitle the holder to subscribe in cash at an exercise price of U.S. $.025 (25 cents) each for one common stock. The warrants can be exercised in full or by Tranche of U. S. $250,000. The detachable warrant can be exercised anytime within 10 years after this commitment.
     Global will register the common stock underlying the warrants for re-sale under the Securities Act of 1933. Global agrees to register this common stock underlying the warrants to be effective no more than 60 days after this loan commitment. If Global does not register the stock , then this is considered a default under the contract.
     Fronteer shall have the right to request Global to register the detachable warrants under the Act of 1933. Global must comply within 60 days is in default.

* DEFAULT: In case of default - Heng Fung Finance Company Limited shall have the right to exercise their default provision. If Heng Fung Finance Company Limited does not, can not, or is not defaulted then Fronteer may exercise the following provision under default:
     Global is in default if it has not repaid Fronteer all principal and interest by seven days after the maturity date. If Global is in default if it violates any terms of the loan commitment.
     In case of default the following shall apply:
          1. All existing board members of Global have to resign and Fronteer has the right to appoint all new members to the Board of Directors representing Fronteer.
          2. Fronteer can convert the outstanding amount of the loan into stock of the Borrower at a conversion price of U.S. $0.05 (five cents) per share.
          3. All the employment contracts of the management and officers of Global will be invalid immediately and their employment is subject to re-confirmation by Fronteer.

     Other:

          1. Fronteer has the right to veto any future contracts not in the ordinary course of business.
          2. Fronteer has the right to veto any contract for employment, loans, leases or valued over $250,000.
          3. It is agreed that any prior agreements, contracts, joint-ventures or mergers that contradict the terms of the loan commitment shall be subordinated to this loan commitment. This loan commitment shall not be circumvented by any prior agreements.
          4. This document constitutes the entire agreement of the parties. Any modification, amendment, addendum, thereto or cancellation thereof must be in writing and by mutual consent.

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

          5. All parties agree to fully cooperate in the execution of debt instruments and other legal documents typical in the issuance of a short-term bridge loan.

In consideration of mutual promised and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to this loan commitment. All parities have full approval of their respective Board of Directors and are legally appointed to sign this contract.

Agreed to by:

For Global Med Technologies, Inc.  For Fronteer Capital Inc.



/s/ THOMAS F. MARCINEK             /s/ FAI CHAN
---------------------------------  ------------------------------------
President                          President
     Thomas F. Marcinek



/s/                                /s/
---------------------------------  ------------------------------------
Secretary                          Secretary









                                    3

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                           Personal Guarantee
                           ------------------

     Dr. Mick Ruxin personally guarantees the $1.5 million loan from Fronteer Capital Inc. Dr. Mick Ruxin's guarantee excludes his home and its contents, the land and all contingous parcels and improvements that the house resides on, all his vehicles and his 401(k) plan and salary.



Date: 14 Apr 98                    /s/ MICHAEL I. RUXIN, M.D,
      --------------               ------------------------------------
                                   Michael I. Ruxin, M.D.




                                   /s/
                                   ------------------------------------
                                   Witness